UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2010

PC CONNECTION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Milford Road Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 603-683-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

c.

On April 20, 2010, the Board of Directors of PC Connection, Inc., a Delaware corporation (the “Company”), elected Mr. Timothy McGrath to the position of President and Chief Operating Officer of the Company, effective May 1, 2010. Prior to such election, Mr. McGrath, 51, served as Executive Vice President, PC Connection Enterprises since May 2007, as Senior Vice President, PC Connection Enterprises from December 2006 to May 2007, and as President of PC Connection Sales Corporation, the Company’s largest sales subsidiary, from August 2005 to December 2006. Prior to joining our company, Mr. McGrath served from 2002 to 2005 in a variety of senior management positions at Insight Enterprises, Inc. In connection with his election as our President and Chief Operating Officer, Mr. McGrath’s annual base salary was increased from $500,000 to $550,000, effective as of May 1, 2010.

The Company and Mr. McGrath previously entered into an employment agreement on May 12, 2008 (the “Employment Agreement”) and the terms of the Employment Agreement, which is on file with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2008, is unchanged, except for the change in Mr. McGrath’s position from Executive Vice President, PC Connection Enterprises, to President and Chief Operating Officer of the Company and the increase in his annual base salary noted above. Pursuant to the terms of his Employment Agreement, Mr. McGrath is eligible to participate in the Company’s Executive Bonus Plan. In the event Mr. McGrath’s employment is terminated by the Company for any reason other than death, disability, or cause, he is entitled to receive severance payments in an amount equal to his base salary at the rate in effect on the date of termination for a period of (i) twelve months or (ii) until such time as he secures other employment, whichever is shorter. Such payments are conditioned upon the Company’s receipt of a general release of claims from Mr. McGrath and his compliance with certain non-compete obligations that extend for twenty-four months after termination of employment.

There are no family relationships between Mr. McGrath and any directors or executive officers, or persons nominated or chosen to be directors or executive officers, of the Company. Other than compensation solely resulting from his employment by the Company, there have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant, in which Mr. McGrath had or will have a direct or indirect material interest.

e.

As discussed in further detail above, Mr. McGrath’s annual base salary was increased to $550,000 from $500,000 in connection with his election to the position of President and Chief Operating Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC Connection, Inc.

Date: April 20, 2010	By:	/s/ JACK FERGUSON
Jack Ferguson Executive Vice President, Treasurer, and Chief Financial Officer